Exhibit 99.1

NRG Yield, Inc. Reports Second Quarter 2017 Financial Results,
Completes Drop Down Acquisition from NRG, Reaffirms 2017 Financial Guidance, and Raises Second Quarter Dividend by 3.7%

•	Closed August drop down acquisition of remaining 25% interest in NRG Wind TE Holdco from NRG Energy

•	Pursuant to the Right of First Offer (ROFO) Agreement, received offer from NRG Energy to form a new distributed solar partnership focused primarily on community solar projects

•	Received offer from NRG Energy to acquire a 38 MW portfolio of distributed and small utility-scale solar assets that are not part of the ROFO Agreement

•	Reaffirming 2017 Guidance; limited financial contribution from August drop down for balance of year

•	Announcing 3.7% quarterly dividend increase to $0.28 per share in the third quarter 2017

PRINCETON, NJ — August 3, 2017 — NRG Yield, Inc. (NYSE: NYLD, NYLD.A) today reported second quarter 2017 financial results including Net Income of $45 million, Adjusted EBITDA of $270 million, Cash from Operating Activities of $110 million, and Cash Available for Distribution (CAFD) of $74 million.

"With NRG Energy's strategic transformation process underway, NRG Yield continues to collaborate with NRG to facilitate a positive resolution for all stakeholders," said Christopher Sotos, NRG Yield's President and Chief Executive Officer. "While this process continues, we are pleased to announce additional partnership opportunities with NRG that support NRG Yield's growth strategy. These include the closing of the most recent drop down, an offer to form a new distributed solar partnership with NRG enabling up to $50 million of investment, and an additional offer for a 38 MW portfolio of distributed and small utility-scale solar assets."

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income1

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/17	6/30/16	6/30/17	6/30/16
Conventional	31	41	51	69
Renewables	43	51	41	39
Thermal	6	6	12	14
Corporate	(35)	(34)	(60)	(56)
Net Income	45	64	44	66

1 In accordance with GAAP, 2016 results have been recast to include the March 2017 Drop Down Assets as if the combinations had been in effect from the beginning of the financial statement period

Table 2: Adjusted EBITDA2

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/17	6/30/16	6/30/17	6/30/16
Conventional	77	78	139	148
Renewables	186	170	297	285
Thermal	13	12	28	28
Corporate	(6)	(3)	(10)	(6)
Adjusted EBITDA	270	257	454	455

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Six Months Ended
($ millions)	6/30/17	6/30/16	6/30/17	6/30/16
Cash from Operating Activities	110	129	171	218
Cash Available for Distribution (CAFD)	74	65	74	110

For the second quarter of 2017, NRG Yield reported Net Income of $45 million, Adjusted EBITDA of $270 million, Cash from Operating Activities of $110 million, and CAFD of $74 million. Second quarter net income and Adjusted EBITDA results in the Conventional segment were lower than 2016 primarily due to forced outages at the Walnut Creek facility. Adjusted EBITDA results in the Renewables segment were higher due to the acquisition of the Utah utility-scale solar assets. Including the impacts in Adjusted EBITDA, CAFD results were lower than 2016 primarily due to the additional debt service resulting from non-recourse project level financing and corporate level debt raised in 2016 which, in part, provided excess capital for growth investments in 2017.

Operational Performance

Table 4: Selected Operating Results

(MWh and MWht in thousands)	Three Months Ended		Six Months Ended
	6/30/17	6/30/16	6/30/17	6/30/16
Equivalent Availability Factor (Conventional)	94.1%	98.3%	88.9%	92.5%
Renewables Generation Sold (MWh)	2,089	2,041	3,751	3,819
Thermal Generation Sold (MWht)[3]	427	457	1,005	1,050

In the second quarter of 2017, primarily due to the outages at Walnut Creek, the Conventional segment experienced lower equivalent availability than the second quarter of 2016. Additionally, generation in the Renewables segment was 2% higher than the second quarter of 2016 due to increased wind resources in Texas and the East, offset by lower wind resources in California.

As previously disclosed, on April 18, 2017, Unit 1 at Walnut Creek went into forced outage due to a mechanical failure of a high pressure turbine compressor part that caused downstream damage in the Unit. Unit 1 returned to service on April 30, 2017. The estimated financial impact from this outage was approximately $8 million before the recovery of insurance proceeds — a significant portion of which the Company believes is recoverable by year-end 2017. The Company continues to work with both NRG, the plant's O&M service provider, and the plant's original equipment manufacturer on mitigation plans to improve long term performance.

2 In accordance with GAAP, 2016 results have been recast to include the CVSR Drop Down Asset and the March 2017 Drop Down Assets as if the combinations had been in effect from the beginning of the financial statement period
3 Also includes Thermal MWh sold

Liquidity and Capital Resources

Table 5: Liquidity4

($ millions)	6/30/17	3/31/17	12/31/16
Cash and Cash Equivalents	181	213	322
Restricted Cash	114	106	165
Total Cash	295	319	487
Revolver Availability	427	431	435
Total Liquidity	722	750	922

Total liquidity as of June 30, 2017, was $722 million, a decrease of $200 million from December 31, 2016. This reflects a decrease in total cash of $192 million5 which includes the use of $131 million for the drop down acquisitions completed on March 27, 2017, and dividend payments made during the first half of 2017.

Potential future sources of liquidity include the $150 million at-the-market (ATM) program, of which $134 million remains available at the end of June 2017, and excess operating cash flow in the business. During the second quarter 2017, the Company issued 510,112 shares of Class C common stock under the ATM program, raising proceeds of approximately $9 million.

Growth Investments

Closed the August 2017 Drop Down Transaction with NRG Energy

On August 1, 2017, the Company acquired the remaining 25% interest in NRG Wind TE Holdco, a portfolio of 12 wind projects, from NRG for cash consideration of $41.5 million, excluding working capital adjustments. The transaction also includes potential additional payments to NRG dependent upon actual energy prices for merchant periods beginning in 2027. The purchase price for the August 2017 Drop Down was funded with cash on hand and is expected to increase CAFD on an average annual basis by approximately $4.6 million6 beginning in 2018. For 2017, because NRG Wind TE HoldCo has previously been consolidated by NRG Yield, the closing of the transaction does not provide additional Adjusted EBITDA during the year. Further, due to the timing of project level cash flows, there is an immaterial amount of CAFD expected in 2017.

Drop Down Offer from NRG Energy

NRG Yield received an offer to acquire a 38 MW portfolio of distributed and small utility-scale solar assets from NRG primarily comprised of assets from NRG's Solar Power Partners (SPP) funds, in addition to other projects developed since the acquisition of SPP. This portfolio is not part of the ROFO Agreement. The acquisition is subject to negotiation and approval by NRG Yield's Independent Directors.

Investment Partnerships with NRG Energy

During the second quarter of 2017, NRG Yield invested $23 million in the existing business renewable focused distributed solar partnerships. Following these contributions, NRG Yield has invested $170 million7 (of the existing $210 million commitment) in the investment partnerships (including $39 million since guidance set during the third quarter of 2016) and co-owns approximately 177 MW8 of distributed solar capacity with a weighted average contract life of approximately 20 years as of June 30, 2017.

Pursuant to the ROFO Agreement, the Company received an offer from NRG to form a new investment partnership in which NYLD would invest up to $50 million in an operating portfolio of distributed solar assets, primarily comprised of community solar projects, developed by NRG. The offer is subject to negotiation and approval by NRG Yield's Independent Directors.

Quarterly Dividend Update

4 In accordance with GAAP, 2016 results have been recast to include the March 2017 Drop Down Assets as if the combinations had been in effect from the beginning of the financial statement period
5 See Appendix A-6 for Six Months Ended June 30, 2017. Sources and Uses of Cash and Cash Equivalents detail
6 CAFD average over the 5-year period from 2018-2022
7 Excludes $26 million for 14 MW of residential solar leases acquired outside of partnerships, not adjusted for dividends received
8 Based on cash to be distributed; excludes 14 MW of residential solar leases acquired outside of partnership

On July 25, 2017, NRG Yield’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.28 per share ($1.12 per share annualized) payable on September 15, 2017, to stockholders of record as of September 1, 2017. This equates to a 3.7% increase over the prior quarter.

Seasonality

NRG Yield’s quarterly operating results are impacted by seasonal factors, as well as variability in renewable energy resources. The majority of NRG Yield’s revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s core markets. The factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•	Higher summer capacity prices from conventional assets;

•	Higher solar insolation during the summer months;

•	Higher wind resources during the spring months;

•	Debt service payments which are made either quarterly or semi-annually; and

•	Timing of maintenance capital expenditures and the impact of both unforced and forced outages.

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distribution on a quarterly basis.

Reaffirming 2017 Financial Guidance

NRG Yield is reaffirming its full-year 2017 financial guidance. The August Drop Down is not expected to contribute to Adjusted EBITDA given prior 75% ownership resulted in consolidation. Further, given the time of year, the August Drop Down will contribute an immaterial amount of CAFD in 2017. The Company continues to expect the likely recovery of a substantial portion of the Walnut Creek Unit 1 outage costs from insurance proceeds through the end of 2017. Financial guidance continues to be based on median renewable energy production estimates.

($ millions)	2017 Full Year Guidance
Net Income	140
Adjusted EBITDA	920
Cash from Operating Activities	557
Cash Available for Distribution (CAFD)	255

NRG Yield is targeting dividend per share growth of 15% annually on each of its Class A and Class C common stock through 2018.

Earnings Conference Call

On August 3, 2017, NRG Yield will host a conference call at 9:15 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG Yield’s website at http://www.nrgyield.com and clicking on “Presentations & Webcasts.”

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than two million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols NYLD and NYLD.A, respectively. Visit www.nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our Net Income, Adjusted EBITDA, Cash from Operating Activities, cash available for distribution, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms.

Although NRG Yield, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation, the condition of capital markets generally, our ability to access capital markets, potential risks to the Company as a result of NRG Energy, Inc.'s transformation plan, cyber terrorism and inadequate cyber security, the ability to engage in successful mergers and acquisitions activity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully execute acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to maintain or create successful partnering relationships with NRG Energy and other third parties, our ability to close Drop Down transactions, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and Cash Available for Distribution are estimates as of today’s date, August 3, 2017, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

# # #

Contacts:

Media:             Investors:

Sheri Woodruff        Kevin L. Cole, CFA
609.524.4608        609.524.4526

Marijke Shugrue        Lindsey Puchyr
609.524.5262        609.524.4527

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2017	2016	2017	2016
Operating Revenues
Total operating revenues	$284	$283	$502	$517
Operating Costs and Expenses
Cost of operations	77	77	161	162
Depreciation and amortization	78	75	153	149
General and administrative	6	3	10	6
Acquisition-related transaction and integration costs	1	—	2	—
Total operating costs and expenses	162	155	326	317
Operating Income	122	128	176	200
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	16	14	35	18
Other income, net	1	2	2	2
Interest expense	(86)	(68)	(162)	(142)
Total other expense, net	(69)	(52)	(125)	(122)
Income Before Income Taxes	53	76	51	78
Income tax expense	8	12	7	12
Net Income	45	64	44	66
Less: Pre-acquisition net income of Drop Down Assets	—	6	12	6
Net Income Excluding Pre-acquisition Net Income of Drop Down Assets	45	58	32	60
Less: Net Income attributable to noncontrolling interests	17	26	7	23
Net Income Attributable to NRG Yield, Inc.	$28	$32	$25	$37
Earnings Per Share Attributable to NRG Yield, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic	35	35	35	35
Weighted average number of Class A common shares outstanding - diluted	49	49	35	35
Weighted average number of Class C common shares outstanding - basic	63	63	63	63
Weighted average number of Class C common shares outstanding - diluted	74	73	63	63
Earnings per Weighted Average Class A and Class C Common Share - Basic	$0.29	$0.33	$0.26	$0.38
Earnings per Weighted Average Class A Common Share - Diluted	0.26	0.29	0.26	0.38
Earnings per Weighted Average Class C Common Share - Diluted	0.28	0.31	0.26	0.38
Dividends Per Class A Common Share	0.27	0.23	0.53	0.455
Dividends Per Class C Common Share	$0.27	$0.23	$0.53	$0.455

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2017	2016	2017	2016
Net Income	$45	$64	$44	$66
Other Comprehensive Loss, net of tax
Unrealized loss on derivatives, net of income tax benefit of $1, $3, $0 and $12	(6)	(16)	—	(57)
Other comprehensive loss	(6)	(16)	—	(57)
Comprehensive Income	39	48	44	9
Less: Pre-acquisition net income of Drop Down Assets	—	6	12	6
Less: Comprehensive income (loss) attributable to noncontrolling interests	14	13	7	(14)
Comprehensive Income Attributable to NRG Yield, Inc.	$25	$29	$25	$17

NRG YIELD, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	June 30, 2017	December 31, 2016
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$181	$322
Restricted cash	114	165
Accounts receivable — trade	119	92
Inventory	41	39
Derivative instruments	1	2
Notes receivable	14	16
Prepayments and other current assets	21	20
Total current assets	491	656
Property, plant and equipment, net	5,322	5,460
Other Assets
Equity investments in affiliates	1,161	1,152
Notes receivable	7	14
Intangible assets, net	1,251	1,286
Derivative instruments	—	1
Deferred income taxes	207	216
Other non-current assets	74	51
Total other assets	2,700	2,720
Total Assets	$8,513	$8,836
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$298	$291
Accounts payable — trade	23	23
Accounts payable — affiliate	31	40
Derivative instruments	26	32
Accrued expenses and other current liabilities	60	86
Total current liabilities	438	472
Other Liabilities
Long-term debt	5,597	5,696
Accounts payable — affiliate	9	9
Derivative instruments	54	44
Other non-current liabilities	79	76
Total non-current liabilities	5,739	5,825
Total Liabilities	6,177	6,297
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 183,793,110 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 63,729,360, Class D 42,738,750) at June 30, 2017 and 182,848,000 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 62,784,250, Class D 42,738,750) at December 31, 2016	1	1
Additional paid-in capital	1,842	1,879
Retained Earnings (Accumulated deficit)	23	(2)
Accumulated other comprehensive loss	(28)	(28)
Noncontrolling interest	498	689
Total Stockholders' Equity	2,336	2,539
Total Liabilities and Stockholders' Equity	$8,513	$8,836

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2017	2016
	(In millions)
Cash Flows from Operating Activities
Net income	$44	$66
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(35)	(18)
Distributions from unconsolidated affiliates	29	25
Depreciation and amortization	153	149
Amortization of financing costs and debt discounts	11	10
Amortization of intangibles and out-of-market contracts	34	40
Changes in deferred income taxes	7	12
Changes in derivative instruments	4	(1)
Loss on disposal of asset components	4	3
Changes in prepaid and accrued liabilities for tolling agreements	(64)	(65)
Changes in other working capital	(16)	(3)
Net Cash Provided by Operating Activities	171	218
Cash Flows from Investing Activities
Acquisition of Drop Down Assets	(131)	—
Capital expenditures	(13)	(11)
Cash receipts from notes receivable	9	9
Return of investment from unconsolidated affiliates	25	18
Investments in unconsolidated affiliates	(33)	(59)
Other	—	2
Net Cash Used in Investing Activities	(143)	(41)
Cash Flows from Financing Activities
Net contributions from noncontrolling interests	15	8
Net distributions and return of capital to NRG prior to the acquisition of Drop Down Assets	(42)	(15)
Proceeds from the issuance of common stock	16	—
Payments of dividends and distributions	(104)	(89)
Payments of debt issuance costs	(4)	—
Proceeds from the revolving credit facility	—	60
Payments for the revolving credit facility	—	(48)
Proceeds from the issuance of long-term debt	41	—
Payments for long-term debt	(142)	(122)
Net Cash Used in Financing Activities	(220)	(206)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(192)	(29)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	487	242
Cash, Cash Equivalents and Restricted Cash at End of Period	$295	$213

Appendix Table A-1: Three Months Ended June 30, 2017, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	31	43	6	(35)	45
Plus:
Income Tax Expense	—	—	—	8	8
Interest Expense, net	14	48	2	20	84
Depreciation and Amortization	26	47	5	—	78
ARO Expense	—	1	—	—	1
Contract Amortization	2	15	—	—	17
Acquisition-related transaction and integration costs	—	—	—	1	1
Other non recurring charges	—	2	—	—	2
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	30	—	—	34
Adjusted EBITDA	77	186	13	(6)	270

Appendix Table A-2: Three Months Ended June 30, 2016, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	41	51	6	(34)	64
Plus:
Income Tax Expense	—	—	—	12	12
Interest Expense, net	12	36	1	19	68
Depreciation and Amortization	20	50	5	—	75
Contract Amortization	2	15	—	—	17
Other non recurring charges	—	3	—	—	3
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	15	—	—	18
Adjusted EBITDA	78	170	12	(3)	257

Appendix Table A-3: Six Months Ended June 30, 2017, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income/(Loss)	51	41	12	(60)	44
Plus:
Income Tax Expense	—	—	—	7	7
Interest Expense, net	26	88	5	41	160
Depreciation and Amortization	50	93	10	—	153
ARO Expense	—	2	—	—	2
Contract Amortization	3	30	1	—	34
Acquisition-related transaction and integration costs	—	—	—	2	2
Other non-recurring charges	2	3	—	—	5
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	7	40	—	—	47
Adjusted EBITDA	139	297	28	(10)	454

Appendix Table A-4: Six Months Ended June 30, 2016, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income/(Loss)	69	39	14	(56)	66
Plus:
Income Tax Expense	—	—	—	12	12
Interest Expense, net	23	78	3	38	142
Depreciation and Amortization	40	99	10	—	149
ARO Expense	—	1	—	—	1
Contract Amortization	9	30	1	—	40
Other non-recurring charges	—	3	—	—	3
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	7	35	—	—	42
Adjusted EBITDA	148	285	28	(6)	455

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Six Months Ended
($ in millions)	6/30/17	6/30/16	6/30/17	6/30/16
Adjusted EBITDA	270	257	454	455
Cash interest paid	(69)	(72)	(148)	(135)
Changes in prepaid and accrued liabilities for tolling agreements	(28)	(28)	(64)	(65)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(50)	(33)	(83)	(60)
Distributions from unconsolidated affiliates	13	15	26	22
All other changes in working capital	(26)	(10)	(14)	1
Cash from Operating Activities	110	129	171	218
All other changes in working capital	26	10	14	(1)
Return of investment from unconsolidated affiliates	9	10	25	18
Net contributions from non-controlling interest	(2)	(3)	7	2
Maintenance Capital expenditures	(7)	(3)	(11)	(9)
Principal amortization of indebtedness	(67)	(55)	(142)	(122)
Cash receipts from notes receivable[9]	5	5	9	9
Cash Available for Distribution (Recast)	74	93	73	115
Adjustment to reflect NYLD's CAFD pre drop down acquisition10,[11]	—	(28)	1	(5)
Cash Available for Distribution	74	65	74	110

Appendix Table A-6: Six Months Ended June 30, 2017, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in the first six months of 2017:

Six Months Ended
($ in millions)	6/30/17
Sources:
Net Cash Provided by Operating Activities	171
Proceeds from the issuance of long-term debt	41
Return of investment from unconsolidated affiliates	25
Proceeds from the issuance of common stock	16

Uses:
Payments for long-term debt	(142)
Acquisition of Drop Down Assets	(131)
Payment of dividends to shareholders and distributions to NRG	(104)
Investments in unconsolidated affiliates	(33)
Capital expenditures	(13)
Other net cash outflows	(22)

Change in total cash	(192)

9 Reimbursement of network upgrades
10, Adjustment to 1H 2017 to reflect debt service paid by the Utah solar assets prior to ownership by NRG Yield
11 Adjustment to Q2 2016 and 1H 2016 reflect the cash distribution from the CVSR project to NRG Yield while it was an unconsolidated equity investment in 1H 2016

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2017 Full Year Guidance
Net Income	140
Income Tax Expense	25
Interest Expense, net	290
Depreciation, Amortization, and Accretion Expense	381
Other non-recurring charges	4
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	80
Adjusted EBITDA	920
Cash interest paid	(295)
Changes in prepaid and accrued liabilities for tolling agreements	(4)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(175)
Cash distributions from unconsolidated affiliates	111
Cash from Operating Activities	557
Net contributions from non-controlling interest	1
Maintenance capital expenditures	(29)
Principal amortization of indebtedness	(291)
Cash receipts from notes receivable[12]	16
Cash Available for Distribution (Recast)	254
Adjustment to reflect NYLD's CAFD pre drop down acquisition[13]	1
Cash Available for Distribution	255

Appendix Table A-8: Adjusted EBITDA and Cash Available for Distribution Drop Downs

($ in millions)	August 2017 Drop Down - 5 Year Average from 2018-2022
Net Income	—
Adjusted EBITDA	—
Cash from Operating Activities	—
Distributions to non-controlling interests acquired	4.6
Estimated Cash Available for Distribution	4.6

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and
12 Reimbursement of network upgrades
13 Adjustment to reflect debt service paid by the Utah solar assets prior to ownership by NRG Yield you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution (CAFD) is adjusted EBITDA plus cash distributions from unconsolidated affiliates, cash receipts from notes receivable, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, and changes in prepaid and accrued capacity payments. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, cash available for distribution is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to cash available for distribution is cash from operating activities.

However, cash available for distribution has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. Cash available for distribution is a non GAAP measure and should not be considered an alternative to cash from operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of cash available for distribution are not necessarily comparable to cash available for distribution as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash from operating activities.